Exhibit 99.2

FOR IMMEDIATE RELEASE

January 4, 2007

Huron Consulting Group Agrees to Acquire Glass & Associates, Inc.

CHICAGO – January 4, 2007 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced it has entered into a definitive agreement to acquire Glass & Associates, Inc., a leading turnaround and restructuring firm.

“Since Huron opened its doors in 2002, turnaround and restructuring services have been part of our balanced portfolio of service offerings and our financial success. The addition of the world class executives and their team at Glass provides additional avenues for growth for our Corporate Advisory Services practice,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group.

“By joining forces with Huron, we will be able to provide our clients with services that extend far beyond our current core competencies in restructuring and turnarounds,” said John DiDonato, president, Glass & Associates, Inc.

Under the terms of the purchase agreement, Huron will acquire Glass & Associates for a purchase price at closing of approximately $30 million in cash. Additional purchase consideration will be payable in cash to shareholders of Glass if specific performance targets are met. The acquisition is subject to various closing conditions and closing is expected to occur next week. Glass had unaudited 2006 calendar year revenues of approximately $24 million. Huron expects that the acquisition will be accretive to 2007 earnings and will provide guidance updates when it releases results for the fourth quarter and full year 2006.

With the acquisition of Glass, Huron continues to expand its position in the consulting and restructuring marketplace. Huron expects the auto, healthcare, industrial manufacturing, and retail industries to continue to face credit challenges which will drive demand for services in the upcoming years. In joining Huron, DiDonato will lead Huron’s Corporate Advisory Services practice and will be based in New York. In addition, Dalton T. Edgecomb, Sanford R. Edlein, and Shaun Martin will join the Company as managing directors.

Founded in 1985, Glass & Associates provides advice and leadership to troubled businesses in the United States and Europe. The firm’s executives work closely with management to create and implement strategies that secure the future of the distressed company. Glass identifies underlying operational issues – not just financial problems – to maximize the organization’s value to shareholders, creditors and employees. Glass will bring a team of approximately 35 revenue-generating professionals and a complement of independent contractors.

In connection with this acquisition and the acquisition of Wellspring Partners LTD also announced today, Huron has amended its credit agreement so that the maximum amount of principal that may be borrowed under the unsecured revolving credit facility is increased from $75 million to $130 million. No other key terms of the credit agreement, which was originally entered into on June 7, 2006 and expires on May 31, 2011, were modified under the amendment, and the balance of the credit facility will remain available for future working capital requirements and other corporate purposes.

About Huron Consulting Group

Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2007 are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

Gary L. Burge, Chief Financial Officer

312-583-8722

garyburge@huronconsultinggroup.com

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